UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2010

CYALUME TECHNOLOGIES HOLDINGS, INC..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street , West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 858-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Cyalume Technologies Holdings, Inc. (the “Company”) held its annual meeting of stockholders on June 17, 2010 (“Annual Meeting”). There were 15,583,737 shares of common stock entitled to be voted, and 11,771,555 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors:

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2011.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Winston Churchill	9,067,281	893,518	1,810,756
Yaron Eitan	9,067,281	893,518	1,810,756
Archie Clemins	9,724,680	236,119	1,810,756
Thomas Rebar	9,067,281	893,518	1,810,756
Doron Cohen	9,724,680	236,119	1,810,756
Joseph T. Gorman	9,724,680	236,119	1,810,756
Jason Epstein	9,724,680	236,119	1,810,756
Frank Kline	9,724,680	236,119	1,810,756
Yair Shamir	9,724,680	236,119	1,810,756
General (Ret.) Jack Keane	9,067,281	893,518	1,810,756
Andrew Intrater	9,724,680	236,119	1,810,756

2.	Ratification of CCR LLP:

Stockholders ratified the appointment of CCR LLP as the Company’s independent auditors for the fiscal year ended December 31, 2010.

Votes
For	11,771,555
Against	—
Abstain	—
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2010	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer